CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Aspiration Flagship Fund, under the headings "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
January 27, 2015